Exhibit 99.1

FOR IMMEDIATE RELEASE

TUESDAY, NOVEMBER 6, 2018

SOTHERLY HOTELS INC. REPORTS FINANCIAL RESULTS

FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2018

Williamsburg, Virginia – November 6, 2018 – Sotherly Hotels Inc. (NASDAQ: SOHO), (“Sotherly” or the “Company”), a self-managed and self-administered lodging real estate investment trust (a “REIT”), today reported its consolidated results for the third quarter ended September 30, 2018. The Company’s results include the following*:

	Three Months Ended		Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
	($ in thousands except per share data)		($ in thousands except per share data)
Total Revenue	$41,418	$36,769	$134,707	$116,107
Net (loss) income available to common stockholders	(3,066)	(1,551)	(1,952)	597

EBITDA	7,782	6,650	33,013	26,073
Hotel EBITDA	9,175	7,989	37,437	30,987

FFO	1,088	2,710	12,684	12,311
Adjusted FFO available to common stockholders	946	1,676	14,046	12,331

Net (loss) income per share available to common stockholders	$(0.23)	$(0.11)	$(0.14)	$0.04
FFO per share and unit	$0.07	$0.17	$0.83	$0.79
Adjusted FFO available to common holders per share and unit	$0.06	$0.11	$0.92	$0.79

(*)  Earnings before interest, taxes, depreciation and amortization (“EBITDA”), hotel EBITDA, funds from operations (“FFO”), adjusted FFO, FFO per share and unit and adjusted FFO per share and unit are non-GAAP financial measures. See further discussion of these non-GAAP measures, including definitions related thereto, and reconciliations to net income (loss) later in this press release. The Company is the sole general partner of Sotherly Hotels LP, a Delaware limited partnership (the “Operating Partnership”), and all references in this release to the “Company”, “Sotherly”, “we”, “us” and “our” refer to Sotherly Hotels Inc., its Operating Partnership and its subsidiaries and predecessors, unless the context otherwise requires or where otherwise indicated.

HIGHLIGHTS:

•

Revenue and RevPAR.  For the three-month period ending September 30, 2018, Total Revenue increased 12.6% over the three-month period ending September 30, 2017.  Room revenue per available room (“RevPAR”) for the Company’s composite portfolio, which includes the performance of the rooms participating in our rental program at the Hyde Resort & Residences, during the three-month period ending September 30, 2018, increased 2.2% over the three months ended September 30, 2017, to $99.72 reflecting a 2.2% decrease in occupancy and a 4.5% increase in average daily rate (“ADR”). For the nine-month period ending September 30, 2018, RevPAR increased 7.0% over the nine months ended September 30, 2017, to $111.60 driven by a 1.3% decrease in occupancy and an 8.4% increase in ADR.

•

Common Dividends. The Company has declared a quarterly dividend (distribution) on its common stock (and units) of $0.125 per share (and unit) to stockholders (and unitholders) of record as of December 14, 2018, payable on January 11, 2019.

•

Hotel EBITDA. The Company generated hotel EBITDA of approximately $9.2 million during the three-month period ending September 30, 2018, an increase of 14.8%, or approximately $1.2 million, from the three months ended September 30, 2017.

For the nine-month period ending September 30, 2018, hotel EBITDA increased 20.8%, or approximately $6.5 million, over the nine months ended September 30, 2017.
•

EBITDA. The Company generated EBITDA of approximately $7.8 million during the three-month period ending September 30, 2018, an increase of 17.0% or approximately $1.1 million compared to the three months ended September 30, 2017. For the nine-month period ending September 30, 2018, EBITDA increased 26.6% or approximately $6.9 million from the nine months ended September 30, 2017.

•

Adjusted FFO. For the three-month period ending September 30, 2018, Adjusted FFO decreased 43.5% or approximately $0.7 million from the three months ended September 30, 2017. For the nine-month period ending September 30, 2018, adjusted FFO increased 13.9% or approximately $1.7 million over the nine months ended September 30, 2017.

Andrew M. Sims, Chairman and Chief Executive Officer of Sotherly Hotels Inc., commented, “We had a difficult quarter, with most of the negative results being attributable to natural events.  A tropical storm in South Florida during the busy Labor Day weekend, followed by a series of “red tide” warnings along the greater Miami/Fort Lauderdale beaches, and road construction along the A1A caused our South Florida hotels to suffer significant demand loss in the quarter.  Hurricane Florence, a highly destructive and long-lasting hurricane, severely impacted the Carolinas.  Travel throughout the southeast region was disrupted from early September through the end of the month.  While our hotels survived the storm mostly intact and were continuously operating, the resulting demand loss had a significant negative effect on the Company’s profitability.”

Balance Sheet/Liquidity

At September 30, 2018, the Company had approximately $42.0 million of available cash and cash equivalents, of which approximately $5.0 million was reserved for real estate taxes, insurance, capital improvements and certain other expenses or otherwise restricted. The Company had principal balances of approximately $394.5 million in outstanding debt at a weighted average interest rate of approximately 5.10%.

On July 27, 2018, we entered into a loan agreement and other documents, including a promissory note, to secure a mortgage on the DoubleTree by Hilton Raleigh Brownstone-University with MetLife Commercial Mortgage Originator, LLC. The mortgage has an initial principal balance of $18.3 million, with an additional $5.2 million available upon the satisfaction of certain conditions. The mortgage has an initial term of 4 years with a 1-year extension subject to certain terms and conditions, bears a floating rate of interest equal to the 1-month LIBOR rate plus 4.00%. The mortgage requires monthly interest-only payments and, following a 12-month lockout, can be prepaid with a penalty during its second year and without penalty thereafter. We entered into an interest-rate cap agreement to limit our exposure through August 1, 2022 to increases in LIBOR exceeding 3.25% on a notional amount of $23,500,000. We used a portion of the proceeds to repay the existing first mortgage on the DoubleTree by Hilton Raleigh Brownstone-University and to pay closing costs and intends to use the balance of the proceeds for general corporate purposes.

On July 31, 2018, we entered into a second amendment to loan and security agreement; an amended, restated and consolidated mortgage loan note; and other related documents with our existing lender, TD Bank, N.A., to amend the terms of our mortgage loan on the DoubleTree by Hilton Philadelphia Airport.  Concurrent with the loan modification, we also entered into a 5-year swap agreement with The Toronto-Dominion Bank.  Pursuant to the amended loan documents: (i) the principal balance of the loan was increased from approximately $30.0 million to $42.2 million; (ii) the loan’s maturity date was extended to July 31, 2023; (iii) the loan bears a floating interest rate equal to the 1-month LIBOR rate plus 2.27% (the “Loan Rate”); (iv) the loan amortizes on a 30-year schedule with payments of principal and interest beginning immediately; (v) the loan can be prepaid without penalty; and (vi) the loan will no longer be fully guaranteed by the Operating Partnership, but the Operating Partnership has guaranteed certain standard “bad boy” carveouts.  Pursuant to the swap agreement: (i) the Loan Rate is swapped for a fixed interest rate of 5.237%; (ii) notional amounts of the swap approximate the declining balance of the loan; and (iii) we are responsible for any potential termination fees associated with early termination of the swap agreement.  We used a portion of the proceeds to repay in full the existing Note B to the mortgage loan on our Hyatt Centric Arlington and to pay closing costs associated with the amendment and will use the balance of the proceeds for general corporate purposes.

On August 31, 2018, we entered into a Sales Agency Agreement, with Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), under which the Company may sell from time to time through Sandler O’Neill, as sales agent, shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $5,000,000 and up to 400,000 shares of the Company’s 7.875% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share.  Through September 30, 2018, the Company sold 88,297 shares of common stock and 50,541 shares of Series C Preferred Stock, for an aggregate net total of approximately $1.8 million.

On September 18, 2018, we entered into a loan agreement and other documents, including a promissory note, to secure a mortgage on the Hyatt Centric Arlington with MetLife Real Estate Lending LLC.  Pursuant to the loan documents, the Mortgage Loan has an initial principal balance of $50.0 million; has a term of 10 years; bears a fixed interest rate of 5.25%; amortizes on a 30-year schedule; and following a 5-year lockout, can be prepaid with penalty in years 6-10 and without penalty during the final 4 months of the term.  The Company used the proceeds to repay the existing first mortgage on the Hyatt Centric Arlington, to pay closing costs, and for general corporate purposes.

Portfolio Update

At the Company’s hotel in Tampa, Florida, renovations are underway for an estimated $11.0 million renovation project in anticipation of a planned conversion in June 2019 from the Crowne Plaza Tampa Westshore to Hotel Alba, which we expect to become a member of the Tapestry Collection by Hilton.  As of September 30, 2018, we incurred costs totaling approximately $5.4 million toward this renovation.

2018 Updated Outlook

The Company is updating its previously issued guidance for 2018, accounting for current and expected performance within its portfolio, taking into account market conditions, the refinance of the Hyatt Centric Arlington, and weather-related events, including Hurricane Florence.  The updated guidance is predicated on estimates of occupancy and ADR that are consistent with the most recent 2018 calendar year forecasts by STR for the market segments in which the Company operates.

The table below reflects the Company’s prior and revised projections, within a range, of various financial measures for 2018, in thousands of dollars, except per share and RevPAR data:

	Prior 2018 Guidance		Revised 2018 Guidance
	Low Range	High Range	Low Range	High Range

Total revenue	$172,308	$175,187	$175,702	$178,103
Net loss	(7,177)	(6,711)	(7,995)	(7,583)

EBITDA	41,498	42,079	41,073	41,645
Hotel EBITDA	47,498	48,179	47,023	47,695

FFO	15,259	15,725	14,441	14,853
Adjusted FFO available to common stockholders	15,874	16,490	15,444	16,056

Net loss per share available to common stockholders	$(0.47)	$(0.44)	$(0.52)	$(0.50)
FFO per share and unit	$1.00	$1.03	$0.94	$0.97
Adjusted FFO available to common holders per share and unit	$1.04	$1.08	$1.01	$1.05
Rev PAR	$104.74	$105.59	$103.44	$104.27
Hotel EBITDA margin	27.5%	27.6%	26.8%	26.8%

Earnings Call/Webcast

The Company will conduct its third quarter 2018 conference call for investors and other interested parties at 10:00 a.m. Eastern Time on Tuesday, November 6, 2018. The conference call will be accessible by telephone and through the Internet. Interested individuals are invited to listen to the call by telephone at 888-339-0107 (United States) or 855-669-9657 (Canada) or +1 412-902-4188 (International). To participate on the webcast, log on to www.sotherlyhotels.com at least 15 minutes before the call to download the necessary software. For those unable to listen to the call live, a taped rebroadcast will be available beginning one hour after completion of the live call on November 6, 2018 through November 5, 2019. To access the rebroadcast, dial 877-344-7529 and enter conference number 10124880.  A replay of the call also will be available on the Internet at www.sotherlyhotels.com until November 5, 2019.

About Sotherly Hotels Inc.

Sotherly Hotels Inc. is a self-managed and self-administered lodging REIT focused on the acquisition, renovation, upbranding and repositioning of upscale to upper-upscale full-service hotels in the Southern United States. Currently, the Company’s portfolio consists of investments in twelve hotel properties, comprising 3,156 rooms, and an interest in the Hyde Resort & Residences, a luxury condo hotel. The Company owns hotels that operate under the Hilton Worldwide, InterContinental Hotels Group and Marriott International, Inc. brands, as well as independent hotels. Sotherly Hotels Inc. was organized in 2004 and is headquartered in Williamsburg, Virginia. For more information, please visit www.sotherlyhotels.com.

Contact at the Company:

Scott Kucinski

Vice President – Operations & Investor Relations

Sotherly Hotels Inc.

410 West Francis Street

Williamsburg, Virginia 23185

757.229.5648

Forward-Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions which are difficult to predict and many of which are beyond the Company’s control. Therefore, actual outcomes and results may differ materially from what is expressed, forecasted or implied in such forward-looking statements. Factors which could have a material adverse effect on the Company’s future results, performance and achievements, include, but are not limited to: national and local economic and business conditions that affect occupancy rates and revenues at the Company’s hotels and the demand for hotel products and services; risks associated with the hotel industry, including competition and new supply of hotel rooms, increases in wages, energy costs and other operating costs; risks associated with adverse weather conditions, including hurricanes; the availability and terms of financing and capital and the general volatility of the securities markets; the Company’s intent to repurchase shares from time to time; risks associated with the level of the Company’s indebtedness and its ability to meet covenants in its debt agreements and, if necessary, to refinance or seek an extension of the maturity of such indebtedness or modify such debt agreements; management and performance of the Company’s hotels; risks associated with maintaining our system of internal controls; risks associated with the conflicts of interest of the Company’s officers and directors; risks associated with redevelopment and repositioning projects, including delays and cost overruns; supply and demand for hotel rooms in the Company’s current and proposed market areas; risks associated with our ability to maintain our franchise agreements with our third party franchisors; the Company’s ability to acquire additional properties and the risk that potential acquisitions may not perform in accordance with expectations; the Company’s ability to successfully expand into new markets; legislative/regulatory changes, including changes to laws governing taxation of REITs; the Company’s ability to maintain its qualification as a REIT; and the Company’s ability to maintain adequate insurance coverage. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although the Company believes its current expectations to be based upon reasonable assumptions, it can give no assurance that its expectations will be attained or that actual results will not differ materially.

Financial Tables Follow…

SOTHERLY HOTELS INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Investment in hotel properties, net	$437,525,800	$357,799,512
Cash and cash equivalents	37,015,264	29,777,845
Restricted cash	5,025,467	3,651,197
Accounts receivable, net	7,822,946	5,587,077
Accounts receivable - affiliate	402,985	394,026
Prepaid expenses, inventory and other assets	6,889,076	7,292,565
Favorable lease assets, net	2,560,245	—
Deferred income taxes	4,700,379	5,451,118
TOTAL ASSETS	$501,942,162	$409,953,340
LIABILITIES
Mortgage loans, net	$366,576,645	$297,318,816
Unsecured notes, net	23,765,024	—
Accounts payable and accrued liabilities	17,324,207	13,813,623
Advance deposits	2,361,234	1,572,388
Dividends and distributions payable	3,412,239	3,073,483
TOTAL LIABILITIES	$413,439,349	$315,778,310
Commitments and contingencies	—	—
EQUITY
Sotherly Hotels Inc. stockholders’ equity
Preferred stock, $0.01 par value, 11,000,000 shares authorized;
8.0% Series B cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,610,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	16,100	16,100
7.875% Series C cumulative redeemable perpetual preferred stock, liquidation preference $25 per share, 1,350,541 and 1,300,000 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	13,505	13,000
Common stock, par value $0.01, 49,000,000 shares authorized, 14,209,378 shares and 14,078,831 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	142,093	140,788
Additional paid-in capital	148,140,659	146,249,339
Unearned ESOP shares	(4,446,975)	(4,633,112)
Distributions in excess of retained earnings	(55,631,915)	(48,765,860)
Total Sotherly Hotels Inc. stockholders’ equity	88,233,467	93,020,255
Noncontrolling interest	269,346	1,154,775
TOTAL EQUITY	88,502,813	94,175,030
TOTAL LIABILITIES AND EQUITY	$501,942,162	$409,953,340

SOTHERLY HOTELS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017

REVENUE
Rooms department	$28,626,265	$25,093,226	$92,242,385	$81,366,731
Food and beverage department	8,417,293	7,997,818	27,849,844	24,904,934
Other operating departments	4,374,504	3,678,427	14,614,915	9,835,322
Total revenue	41,418,062	36,769,471	134,707,144	116,106,987
EXPENSES
Hotel operating expenses
Rooms department	7,873,836	6,826,822	22,750,381	20,252,889
Food and beverage department	6,680,563	6,039,174	20,748,688	17,919,142
Other operating departments	1,661,128	705,111	4,870,037	1,928,662
Indirect	16,027,496	15,209,249	48,901,037	45,019,742
Total hotel operating expenses	32,243,023	28,780,356	97,270,143	85,120,435
Depreciation and amortization	4,547,043	4,427,738	15,783,174	12,708,548
(Gain) loss on disposal of assets	(7,555)	—	(3,816)	51,569
Corporate general and administrative	1,516,408	1,335,192	4,566,258	4,882,541
Total operating expenses	38,298,919	34,543,286	117,615,759	102,763,093
NET OPERATING INCOME	3,119,143	2,226,185	17,091,385	13,343,894
Other income (expense)
Interest expense	(5,306,641)	(4,139,267)	(14,571,142)	(11,827,061)
Interest income	88,484	53,314	236,693	126,241
Loss on early extinguishment of debt	(753,133)	—	(753,133)	(228,087)
Unrealized gain (loss) on hedging activities	123,443	(3,542)	141,970	(30,748)
(Loss) gain on sale of assets	—	(23,000)	—	77,807
Gain on involuntary conversion of assets	—	—	898,565	1,041,815
Net (loss) income before income taxes	(2,728,704)	(1,886,310)	3,044,338	2,503,861
Income tax benefit (provision)	746,924	950,310	(882,045)	581,890
Net (loss) income	(1,981,780)	(936,000)	2,162,293	3,085,751
Less: Net loss (income) attributable to the noncontrolling interest	385,616	190,445	245,298	(73,366)
Net (loss) income attributable to the Company	(1,596,164)	(745,555)	2,407,591	3,012,385
Distributions to preferred stockholders	(1,469,719)	(805,000)	(4,359,407)	(2,415,000)
Net (loss) income available to common stockholders	$(3,065,883)	$(1,550,555)	$(1,951,816)	$597,385
Net (loss) income per share available to common stockholders
Basic	$(0.23)	$(0.11)	$(0.14)	$0.04
Diluted	$(0.23)	$(0.11)	$(0.14)	$0.04
Weighted average number of common shares outstanding
Basic	13,513,996	13,822,543	13,491,807	13,873,175
Diluted	13,513,996	13,822,543	13,491,807	13,885,290

SOTHERLY HOTELS INC.

KEY OPERATING METRICS

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2018 and 2017, respectively, for the Company’s wholly-owned properties (“actual” portfolio metrics), as well as the ten wholly-owned properties in the portfolio that were under the Company’s control during the three and nine months ended September 30, 2018 and the corresponding periods in 2017 (“same-store” portfolio metrics). Accordingly, the same-store data does not reflect the performance of the Crowne Plaza Hampton Marina which was sold in February 2017, our interest in the Hyde Resort & Residences which was acquired on January 30, 2017, or the Hyatt Centric Arlington which we acquired in March 2018.  The composite portfolio metrics represent all of the Company’s wholly-owned properties and the participating condominium hotel rooms at the Hyde Resort & Residences during the three and nine months ended September 30, 2018 and the corresponding periods in 2017.

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Actual Portfolio Metrics
Occupancy %	69.3%	71.1%	71.6%	72.6%
ADR	$142.26	$135.09	$152.75	$143.53
RevPAR	$98.59	$96.11	$109.44	$104.16
Same-Store Portfolio Metrics
Occupancy %	67.4%	71.1%	70.2%	72.9%
ADR	$140.71	$135.09	$149.16	$143.77
RevPAR	$94.89	$96.11	$104.77	$104.77
Composite Portfolio Metrics
Occupancy %	68.0%	69.6%	70.1%	71.1%
ADR	$146.54	$140.24	$159.10	$146.73
RevPAR	$99.72	$97.56	$111.60	$104.29

SOTHERLY HOTELS INC.

SUPPLEMENTAL DATA

(unaudited)

The following tables illustrate the key operating metrics for the three and nine months ended September 30, 2018, 2017 and 2016, respectively, for each of the Company’s wholly-owned properties during each respective reporting period, irrespective of ownership percentage during any period.

Occupancy

	Q3 2018	Q3 2017	Q3 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	56.1%	72.2%	67.9%
	74.4%	79.3%	77.1%
The DeSoto Savannah, Georgia	58.8%	62.8%	70.8%
	63.4%	68.2%	74.4%
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	79.1%	79.7%	79.2%
	82.7%	80.5%	79.2%
DoubleTree by Hilton Laurel Laurel, Maryland	70.3%	68.5%	64.9%
	66.9%	67.3%	63.2%
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	81.3%	77.4%	81.8%
	79.6%	76.6%	80.2%
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	74.7%	74.3%	68.4%
	76.0%	75.7%	71.0%
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	63.0%	68.7%	78.7%
	71.4%	75.8%	81.7%
Georgian Terrace Atlanta, Georgia	69.4%	69.4%	68.4%
	69.3%	71.9%	71.0%
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	69.8%	70.0%	78.2%
	63.8%	70.5%	73.4%
Hyatt Centric Arlington (1) Arlington, Virginia	86.0%	87.5%	82.6%
	82.5%	86.7%	84.1%
Sheraton Louisville Riverside Jeffersonville, Indiana	63.1%	73.7%	72.1%
	61.2%	69.0%	66.1%
The Whitehall Houston, Texas	50.2%	65.0%	51.7%
	58.5%	63.8%	55.1%
Hyde Resort & Residences (2) Hollywood Beach, Florida	48.4%	46.3%	N/A
	47.9%	38.4%	N/A
All properties weighted average (1)	69.6%	75.7%	78.0%
	71.4%	74.0%	74.4%

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

ADR

	Q3 2018	Q3 2017	Q3 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	$112.25	$110.98	$102.74
	$127.01	$121.00	$116.26
The DeSoto Savannah, Georgia	$161.68	$146.76	$146.47
	$178.34	$159.98	$157.02
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$136.77	$125.14	$119.52
	$141.46	$129.54	$121.69
DoubleTree by Hilton Laurel Laurel, Maryland	$104.26	$104.72	$101.62
	$109.28	$108.64	$104.11
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$138.80	$131.76	$163.24
	$139.14	$134.55	$147.13
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$131.28	$130.42	$126.69
	$134.28	$133.85	$132.80
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$131.74	$134.83	$132.73
	$177.20	$171.58	$174.77
Georgian Terrace Atlanta, Georgia	$183.46	$173.31	$166.11
	$183.98	$171.56	$161.09
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$159.76	$155.41	$154.36
	$151.09	$150.19	$148.77
Hyatt Centric Arlington (1) Arlington, Virginia	$153.12	$154.90	$154.60
	$178.06	$177.27	$170.39
Sheraton Louisville Riverside Jeffersonville, Indiana	$113.70	$117.55	$119.47
	$125.99	$132.72	$140.45
The Whitehall Houston, Texas	$141.85	$135.55	$126.10
	$145.51	$146.08	$142.13
Hyde Resort & Residences (2) Hollywood Beach, Florida	$242.62	$256.68	N/A
	$299.26	$278.60	N/A
All properties weighted average (1)	$147.25	$155.45	$151.95
	$161.38	$154.06	$150.33

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

RevPAR

	Q3 2018	Q3 2017	Q3 2016
	YTD	YTD	YTD
Crowne Plaza Tampa Westshore Tampa, Florida	$62.98	$80.08	$69.73
	$94.47	$95.91	$89.67
The DeSoto Savannah, Georgia	$95.01	$92.22	$103.72
	$113.01	$109.16	$116.80
DoubleTree by Hilton Jacksonville Riverfront Jacksonville, Florida	$108.12	$99.69	$94.68
	$117.01	$104.27	$96.43
DoubleTree by Hilton Laurel Laurel, Maryland	$73.25	$71.71	$65.98
	$73.08	$73.06	$65.76
DoubleTree by Hilton Philadelphia Airport Philadelphia, Pennsylvania	$112.78	$101.98	$133.59
	$110.75	$103.07	$117.96
DoubleTree by Hilton Raleigh Brownstone – University Raleigh, North Carolina	$98.11	$96.83	$86.64
	$102.07	$101.30	$94.34
DoubleTree Resort by Hilton Hollywood Beach Hollywood, Florida	$83.02	$92.60	$104.42
	$126.48	$130.12	$142.82
Georgian Terrace Atlanta, Georgia	$127.39	$120.35	$113.60
	$127.49	$123.30	$114.33
Hotel Ballast Wilmington, Tapestry Collection by Hilton Wilmington, North Carolina	$111.52	$108.74	$120.65
	$96.34	$105.95	$109.16
Hyatt Centric Arlington (1) Arlington, Virginia	$131.66	$135.55	$127.75
	$146.94	$153.75	$143.28
Sheraton Louisville Riverside Jeffersonville, Indiana	$71.78	$86.60	$86.19
	$77.17	$91.54	$92.91
The Whitehall Houston, Texas	$71.23	$88.09	$65.14
	$85.09	$93.15	$78.34
Hyde Resort & Residences (2) Hollywood Beach, Florida	$117.37	$118.96	N/A
	$143.45	$107.09	N/A
All properties weighted average (1)	$102.48	$117.60	$118.54
	$115.19	$114.01	$111.89

(1)

Includes operating results under previous ownership.  Results for periods prior to the Company’s ownership were provided by prior owners of the hotel and have not been audited or confirmed by the Company.

(2)	Reflects only the condominium units at the Hyde Resort & Residences participating in our rental program for the period those units participated in our rental program.

SOTHERLY HOTELS INC.

RECONCILIATION OF NET (LOSS) INCOME TO

FFO, Adjusted FFO, EBITDA and Hotel EBITDA

(unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net (loss) income available to common stockholders	$(3,065,883)	$(1,550,555)	$(1,951,816)	$597,385
Add: Net (loss) income attributable to noncontrolling interest	(385,616)	(190,445)	(245,298)	73,366
Depreciation and amortization	4,547,043	4,427,738	15,783,174	12,708,548
Gain on involuntary conversion of assets	—	—	(898,565)	(1,041,815)
Loss (gain) on disposal and/or sale of assets	(7,555)	23,000	(3,816)	(26,238)
FFO	$1,087,989	$2,709,738	$12,683,679	$12,311,246
(Increase) decrease in deferred income taxes	(771,190)	(1,037,767)	750,739	(779,771)
Loss on early extinguishment of debt	753,133	—	753,133	228,087
Loss on aborted offering costs	—	—	—	541,129
Unrealized (gain) loss on hedging activities	(123,443)	3,542	(141,970)	30,748
Adjusted FFO available to common stockholders	$946,489	$1,675,513	$14,045,581	$12,331,439

Weighted average number of shares outstanding, basic	13,513,996	13,822,543	13,491,807	13,873,153

Weighted average number of non-controlling units	1,778,140	1,778,140	1,778,140	1,778,140

Weighted average number of shares and units outstanding, basic	15,292,136	15,600,683	15,269,947	15,651,293

FFO per share and unit	$0.07	$0.17	$0.83	$0.79

Adjusted FFO per share and unit	$0.06	$0.11	$0.92	$0.79

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Net (loss) income available to common stockholders	$(3,065,883)	$(1,550,555)	$(1,951,816)	$597,385
Add: Net (loss) income attributable to noncontrolling interest	(385,616)	(190,445)	(245,298)	73,366
Interest expense	5,306,641	4,139,267	14,571,142	11,827,061
Interest income	(88,484)	(53,314)	(236,693)	(126,241)
Income tax (benefit) provision	(746,924)	(950,310)	882,045	(581,890)
Depreciation and amortization	4,547,043	4,427,738	15,783,174	12,708,548
Loss on early extinguishment of debt	753,133	—	753,133	228,087
Loss (gain) on disposal and/or sale of assets	(7,555)	23,000	(3,816)	(26,238)
Gain on involuntary conversion of assets	—	—	(898,565)	(1,041,815)
Distributions to preferred stockholders	1,469,719	805,000	4,359,407	2,415,000
EBITDA	7,782,074	6,650,381	33,012,713	26,073,263
Corporate general and administrative	1,516,408	1,335,192	4,566,258	4,882,541
Unrealized (gain) loss on hedging activities	(123,443)	3,542	(141,970)	30,748
Hotel EBITDA	$9,175,039	$7,989,115	$37,437,001	$30,986,552

Non-GAAP Financial Measures

The Company considers the non-GAAP measures of FFO (including FFO per share), EBITDA and hotel EBITDA to be key supplemental measures of the Company’s performance and could be considered along with, not alternatives to, net income (loss) as a measure of the Company’s performance. These measures do not represent cash generated from operating activities determined by generally accepted accounting principles (“GAAP”) or amounts available for the Company’s discretionary use and should not be considered alternative measures of net income, cash flows from operations or any other operating performance measure prescribed by GAAP.

FFO

Industry analysts and investors use Funds from Operations (“FFO”), as a supplemental operating performance measure of an equity REIT. FFO is calculated in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO, as defined by NAREIT, represents net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus certain non-cash items such as real estate asset depreciation and amortization, and after adjustment for any noncontrolling interest from unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by itself.

The Company considers FFO to be a useful measure of adjusted net income (loss) for reviewing comparative operating and financial performance because we believe FFO is most directly comparable to net income (loss), which remains the primary measure of performance, because by excluding gains or losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization, FFO assists in comparing the operating performance of a company’s real estate between periods or as compared to different companies. Although FFO is intended to be a REIT industry standard, other companies may not calculate FFO in the same manner as we do, and investors should not assume that FFO as reported by us is comparable to FFO as reported by other REITs.

Adjusted FFO

The Company presents adjusted FFO, including adjusted FFO per share and unit, which adjusts for certain additional items including changes in deferred income taxes, any unrealized gain (loss) on hedging instruments or warrant derivative, loan impairment losses, losses on early extinguishment of debt, aborted offering costs, loan modification fees, franchise termination costs, costs associated with the departure of executive officers, litigation settlement, over-assessed real estate taxes on appeal, change in control gains or losses and acquisition transaction costs. We exclude these items as we believe it allows for meaningful comparisons between periods and among other REITs and is more indicative than FFO of the on-going performance of our business and assets. Our calculation of Adjusted FFO may be different from similar measures calculated by other REITs.

EBITDA

The Company believes that excluding the effect of non-operating expenses and non-cash charges, and the portion of those items related to unconsolidated entities, all of which are also based on historical cost accounting and may be of limited significance in evaluating current performance, can help eliminate the accounting effects of depreciation and financing decisions and facilitate comparisons of core operating profitability between periods and between REITs, even though EBITDA also does not represent an amount that accrued directly to shareholders.

Hotel EBITDA

The Company defines Hotel EBITDA as net income or loss excluding: (1) interest expense, (2) interest income, (3) income tax provision or benefit, (4) equity in the income or loss of equity investees, (5) unrealized gains and losses on derivative instruments not included in other comprehensive income, (6) gains and losses on disposal of assets, (7) realized gains and losses on investments, (8) impairment of long-lived assets or investments, (9) loss on early debt extinguishment, (10) gains or losses on change in control, (11) corporate general and administrative expense, (12) depreciation and amortization, (13) gains and losses on involuntary conversions of assets, (14) distributions to preferred stockholders and (15) other operating revenue not related to our wholly-owned portfolio.  We believe this provides a more complete understanding of the operating results over which our wholly-owned hotels and its operators have direct control.  We believe Hotel EBITDA provides investors with supplemental information on the on-going operational performance of our hotels and the effectiveness of third-party management companies operating our business on a property-level basis. The Company’s calculation of hotel EBITDA may be different from similar measures calculated by other REITs.